Exhibit 10.21

Long-Term Incentive Plan

Avista Corporation

Adopted by the Shareholders
on May 14, 1998

Amended and Restated
January 19, 2016

AVISTA CORPORATION
LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Avista Corporation Long-Term Incentive Plan (the “Plan”) is to enhance the long-term shareholder value of Avista Corporation, a Washington corporation (the “Company”), by offering opportunities to employees, directors and officers of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

The Plan was initially adopted by the Company’s shareholders on May 14, 1998 and was subsequently amended and restated on May 12, 2000, January 1, 2005, November 9, 2006 and May 13, 2010.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1	Award

“Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards or any combination of the foregoing (including any Dividend Equivalent Rights granted in connection with such Awards).

2.2	Board

“Board” means the Board of Directors of the Company.

2.3	Cause

“Cause” means (a) the willful and continued failure of the Holder to perform substantially the Holder’s duties with the Company or one of its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Holder by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Holder has not substantially performed the Holder’s duties; or (b) the willful engaging by the Holder in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

2.4	Change of Control

“Change of Control” means any of the following events:

(a)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either

(i)	the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or

(ii)
the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.4;

(b)
A change in the Board so that individuals who constitute the Board (the “Incumbent Board”) as of the date of adoption of the Plan cease for any reason to constitute at least a majority of the Board after such date; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding

Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.5	Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6	Common Stock

“Common Stock” means the common stock, no par value, of the Company.

2.7	Disability

“Disability” means “disability” as that term is defined for purposes of the Company’s Long-Term Disability Plan or other similar successor plan applicable to salaried employees.

2.8	Dividend Equivalent Right

“Dividend Equivalent Right” means an Award granted under Section 13.

2.9	Early Retirement

“Early Retirement” means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.10	Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11	Fair Market Value

The “Fair Market Value” shall be the closing price per share for the Common Stock on the New York Stock Exchange as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.12	Good Reason

“Good Reason” means:

(a)
The assignment to the Holder of any duties inconsistent in any respect with the Holder’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Holder;

(b)
Any failure of the Company to comply with its standard compensation arrangements with the Holder, including the failure to continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Change of Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof from the Holder;

(c)	Any purported termination of the Holder’s employment or service for Cause by the Company that does not comply with the terms of the Plan; or

(d)
The failure of the Company to require that any Successor Corporation (whether by purchase, merger, consolidation or otherwise) expressly assume and agree to be bound by the terms of the Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

2.13	Grant Date

“Grant Date” means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.14	Holder

“Holder” means:

(a)	the Participant to whom an Award is granted;

(b)
for a Holder who has died, the personal representative of the Holder’s estate, the person(s) to whom the Holder’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 14; or

(c)	the person(s) to whom an Award has been transferred in accordance with Section 14.

2.15	Incentive Stock Option

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.16	Nonqualified Stock Option

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.17	Option

“Option” means the right to purchase Common Stock granted under Section 7.

2.18	Other Stock-Based Award

“Other Stock-Based Award” means an Award granted under Section 12.

2.19	Participant

“Participant” means an individual who is a Holder of an Award or, as the context may require, any employee, director or officer of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.20	Performance Award

“Performance Award” means an Award granted under Section 11, the payout of which is subject to achievement through a performance period of performance goals prescribed by the Plan Administrator.

2.21	Plan Administrator

“Plan Administrator” means the Board or any committee or committees designated by the Board or any person or persons to whom the Board has delegated authority to administer the Plan under Section 3.1.

2.22	Restricted Stock

“Restricted Stock” means shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.23	Retirement

“Retirement” means retirement as of the individual’s normal retirement date under the Company’s retirement plan for salaried employees or other similar successor plan applicable to salaried employees.

2.24	Securities Act

“Securities Act” means the Securities Act of 1933, as amended.

2.25	Stock Appreciation Right

“Stock Appreciation Right” means an Award granted under Section 9.

2.26	Stock Award

“Stock Award” means an Award granted under Section 10.

2.27	Subsidiary

“Subsidiary,” except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.28	Successor Corporation

“Successor Corporation” has the meaning set forth under Section 15.2.

2.29	Trust and Trustee

“Trust” and “Trustee” have the meanings set forth in Section 3.2.

2.30	Trustee Shares

“Trustee Shares” has the meaning set forth in Section 3.3.

SECTION 3. ADMINISTRATION

3.1	Plan Administrator

The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code; (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act; and (c) “independent directors” as contemplated by Section 303A.02 of the New York Stock Exchange Listed Company Manual. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Plan Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible employees within the limits prescribed by the Board.

3.2	Administration and Interpretation by the Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award, and to authorize the Trustee (the “Trustee”) of any Trust (the “Trust”) that may be required pursuant to the Plan to grant Awards to Participants. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

3.3	Trust for the Long-Term Incentive Plan

Payments may be, but need not be, made to the Trustee, such payments to be used by the Trustee to purchase shares of the Common Stock. Shares purchased by the Trustee pursuant to the terms of the Trust (“Trustee Shares”) shall be held for the benefit of Participants, and shall be distributed to Participants or their beneficiaries by the Trustee at the direction of the Plan Administrator in accordance with the terms and conditions of the Awards. Awards may also be made in units that are redeemable (in whole or in part) in Trustee Shares.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, a maximum of 6,135,000 shares of Common Stock (which represents the sum of: (i) 4,500,000 shares that were previously authorized; and (ii) 1,635,000 shares newly authorized by shareholders with this restatement) shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company or, if required by applicable law, shall be purchased by the Trustee on the open market. In the event a Trust is required, the Company shall not issue any Common Stock under the Plan to the Trust or to any Participant, nor shall the Company purchase any Trustee Shares from the Trust.

4.2	Limitations

(a)	Subject to adjustment from time to time as provided in Section 15.1, not more than an aggregate of 625,000 shares shall be available for issuance pursuant to grants of Restricted Stock under the Plan.

(b)
Subject to adjustment from time to time as provided in Section 15.1, not more than 200,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

(c)
Subject to adjustment from time to time as provided in Section 15.1, to the extent consistent with Section 424 of the Code, not more than an aggregate of 80,000 shares may be issued under Incentive Stock Options.

4.3	Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code. Shares that are subject to tandem Awards shall be counted only once.

SECTION 5. ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects.

SECTION 6. AWARDS

6.1	Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan; provided, however, after December 31, 2004, the Plan Administrator may only award or grant those Awards that either comply with the applicable requirements of Section 409A of the Code, or do not result in the deferral of compensation within the meaning of Section 409A of the Code. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards and Dividend Equivalent Rights. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

6.2	Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”); provided, however, any substitution of a new Option pursuant to a corporate transaction for an outstanding option or the assumption of an outstanding option shall meet the requirements of Treasury Regulation §1.424-1. The preceding sentence shall apply to “incentive stock options” as that term is defined in Section 422 of the Code and nonqualified stock options. In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

6.3	No Repricing

Other than in connection with a change in the Company’s capitalization as described in Section 15.1 of the Plan, the exercise price of an Option or Stock Appreciation Right may not be reduced without shareholder approval.

6.4	Recoupment of Awards

Notwithstanding any other provision of the Plan, effective for any Award granted on or after February 12, 2010, a Participant who engaged in material misconduct or a material error that contributed directly or indirectly, in whole or in part, to the need for a restatement of the Company’s consolidated financial statements and who becomes subject to the Company’s Recoupment Policy as adopted by the Board and as amended from time to time (“Recoupment Policy”), may have all or any portion of his or her Award under this Plan forfeited and/or all or a portion of any distribution payable to the Participant or his or her Beneficiary under the Plan recovered by the Company. All awards and/or dividend equivalents described in the Plan are subject to the provisions of the Recoupment Policy.

SECTION 7. AWARDS OF OPTIONS

7.1	Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2	Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3	Term of Options

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4	Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Holder’s Continuous Employment or Service With the Company or Its Subsidiaries From the Option Grant Date	Percent of Total Option That Is Vested and Exercisable
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

Notwithstanding the provisions of Section 7.4 above or of Section 7.6, any unvested portion of the Option shall vest and become exercisable in full immediately upon termination of employment for reasons of Disability or death.

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check, or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms:

(a)
tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or

(b)
if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, delivery of a properly executed exercise notice, together with irrevocable instructions, to

(i)
a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and

(ii)	the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board.

In addition, the price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5 by such other consideration as the Plan Administrator may permit.

7.6	Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Holder’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only

(a)
within one year if the termination of the Holder’s employment or services is coincident with Retirement, Early Retirement in connection with a Company program offering early retirement or Disability or

(b)
within three months after the date the Holder ceases to be an employee, director, or officer of the Company or a Subsidiary if termination of the Holder’s employment or services is for any reason other than Retirement, Early Retirement in connection with a Company program offering early retirement or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder’s death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder’s death, by the personal representative of the Holder’s estate, the person(s) to whom the Holder’s rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 14 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Holder’s employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Holder’s employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder’s employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder’s rights under any Option likewise shall be suspended during the period of investigation.

A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services for purposes of this Section 7.6. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1	Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2	10% Shareholders

If a Participant owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3	Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4	Term

The term of an Incentive Stock Option shall not exceed 10 years.

8.5	Exercisability

To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 3 months of a leave of absence unless the Participant’s reemployment rights are provided by statute or contract. For purposes of this Section 8.5, “total disability” shall mean a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

8.6	Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights

To the extent permitted by Section 6.1, the Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

9.2	Tandem Stock Appreciation Rights

A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

9.3	Stand-Alone Stock Appreciation Rights

A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right.

A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the exercise price per share of the right must be at least equal to 100% of the Fair Market Value on the Grant Date and the term of the right, if not otherwise established by the Plan Administrator, shall be 10 years from the Grant Date.

9.4	Exercise of Stock Appreciation Rights

Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder’s employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

SECTION 10. STOCK AWARDS

10.1	Grant of Stock Awards

To the extent permitted by Section 6.1, the Plan Administrator is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder’s services.

10.2	Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder’s death, to the personal representative of the Holder’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

10.3	Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1	Plan Administrator Authority

Performance Awards may be denominated in cash, shares of Common Stock or any combination thereof. To the extent permitted by Section 6.1, the Plan Administrator is authorized to grant Performance Awards and shall determine the nature, length and starting date of the performance period for each Performance Award and the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives and other terms may vary from Participant to Participant and between groups of Participants. Performance objectives shall be based on earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies, as the Plan Administrator shall determine, in its sole discretion. Additional performance measures may be used to the extent their use would comply with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. Performance periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different performance periods and different performance factors and criteria.

The Plan Administrator shall determine for each Performance Award the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10), or a combination thereof, to be received by the Participant at the end of the performance period if and to the extent that the relevant measures of performance for such Performance Awards are met. If Performance Awards are denominated in cash, no more than an aggregate maximum dollar value of $1,000,000 shall be granted to any individual Participant in any one fiscal year of the Company, such limitations to be applied in a manner consistent with the requirements of, and to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Plan Administrator. Payment shall be made in the form of cash, whole shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10), Options or any combination thereof, either in a single payment or in annual installments, all as the Plan Administrator shall determine.

11.2	Adjustment of Awards

The Plan Administrator may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, except that, to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no adjustment shall be made that would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Code for the applicable year. The Plan Administrator also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Plan Administrator deems it appropriate.

11.3	Payout Upon Termination

The Plan Administrator shall establish and set forth in each instrument that evidences a Performance Award whether the Award will be payable, and the terms and conditions of such payment, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Performance Award, the Award will be payable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. If during a performance period a Participant’s employment or services with the Company terminate by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability or death, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable performance period (a) based, to the extent relevant under the terms of the Award, on the Participant’s performance for the portion of such performance period ending on the date of termination and (b) prorated for the portion of the performance period during which the Participant was employed by the Company, all as determined by the Plan Administrator. To the extent consistent with Section 409A of the Code, the Plan Administrator may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Plan Administrator deems appropriate.

Except as otherwise provided in Section 15 or in the instrument evidencing the Performance Award, if during a performance period a Participant’s employment or services with the Company terminate other than by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability or death, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such performance period, unless the Plan Administrator shall otherwise determine. The provisions of Section 7.6 regarding leaves of absence and termination for Cause shall apply to Performance Awards.

SECTION 12. OTHER STOCK-BASED AWARDS

To the extent permitted by Section 6.1, the Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan’s purpose.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

To the extent permitted by Section 6.1, any Awards under the Plan may, in the Plan Administrator’s discretion, earn Dividend Equivalent Rights. In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.

SECTION 14. ASSIGNABILITY

No Option, Stock Appreciation Right, Stock Award, Performance Award, Other Stock-Based Award or Dividend Equivalent Right granted under the Plan may be assigned or transferred by the Holder other than by will or by the applicable laws of descent and distribution, and, during the Holder’s lifetime, such Awards may be exercised only by the Holder or a permitted assignee or transferee of the Holder (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 15. ADJUSTMENTS

15.1	Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor; provided, however, any substitution of a new Option pursuant to a corporate transaction for an outstanding Option or the assumption of an outstanding Option shall meet the requirements of Treasury Regulation §1.424-1. The preceding sentence shall apply to “incentive stock options” as that term is defined in Section 422 of the Code and nonqualified stock options. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

15.2	Change of Control

Except as otherwise provided in the instrument that evidences the Award, in the event of any Change of Control, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Change of Control, become 100% vested and exercisable. Such Award shall not so accelerate, however, if and to the extent that such Award is, in connection with the Change of Control, either to be assumed by the successor corporation or parent thereof (the “Successor Corporation”) or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Change of Control, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Change of Control and do not otherwise accelerate at that time shall be accelerated in the event that the Holder’s employment or services should subsequently terminate within three years following such Change of Control, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

15.3	Further Adjustment of Awards

Subject to Sections 15.2 and 17.3, and subject to the limitations set forth in Section 11, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants; provided, however, the Plan Administrator may act only in a manner that either complies with the applicable requirements of Section 409A of the Code, or does not result in the deferral of compensation within the meaning of Section 409A of the Code. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or Change of Control that is the reason for such action.

15.4	Limitations

The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 16. WITHHOLDING

The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. Subject to the Plan and applicable law and unless the Plan Administrator determines otherwise, the Holder may satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock (up to the employer’s minimum required tax withholding rate) or by transferring shares of Common Stock to the Company (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes.

SECTION 17. AMENDMENT AND TERMINATION OF PLAN

17.1	Amendment of Plan

The Plan may be amended only by the Board as it shall deem advisable; provided, however, (i) the Board shall consider the impact of Section 409A of the Code on any amendment; and (ii) to the extent required for compliance with Section 422 of the Code or any other applicable law, rule or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted or that may be used in payment of Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards or Dividend Equivalent Rights under the Plan or that may be issued as Stock Awards, (b) modify the class of persons eligible to receive Options, (c) result in a “material revision” of the Plan as contemplated by Section 303A.08 of the New York Stock Exchange Listed Company Manual, or (d) otherwise require shareholder approval under any applicable law, rule or regulation.

17.2	Termination of Plan

The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan’s adoption by the Board and approval by the shareholders. In accordance with Treasury Regulations §§1.422-2(b)(iii) and 1.422-2(c), the amendment and restatement of the Plan effective January 1, 2005 constitutes a new plan for purposes of the Incentive Stock Option rules. As a result, Incentive Stock Options may be granted within ten years from the earlier of the date the amended and restated plan is adopted by the Board or the date such plan is approved by shareholders.

17.3	Consent of Holder

The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

SECTION 18. GENERAL

18.1	Award Agreements

Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

18.2	Continued Employment or Services; Rights in Awards

None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment or services of the Participant.

18.3	Registration

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

18.4	No Rights as a Shareholder

No Award shall entitle the Holder to any cash dividend (except to the extent provided in an Award of Dividend Equivalent Rights), voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

18.5	Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.6	Unfunded Plan

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any

Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.7	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 19. EFFECTIVE DATE

The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.